UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2007 (June 25, 2007)
SPHERIS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-132641	62-1805254

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9009 Carothers Pkwy., Ste. C-3, Franklin, Tennessee	37067

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 261-1500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 25, 2007, upon the recommendation of the Board of Directors, the stockholders of Spheris Holding III, Inc. (the “Company”), pursuant to an Action Taken on Written Consent, approved the Amended and Restated Spheris Holding III, Inc. Stock Incentive Plan (the “Amended and Restated Stock Plan”) which, among other things, increased the aggregate number of shares with respect to which awards may be granted under the Amended and Restated Stock Plan from 14,607,143 to 15,607,143. The Amended and Restated Stock Plan is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
On June 25, 2007, Brian P. Callahan, Chief Financial Officer of the Company, received a grant of 250,000 shares of restricted common stock under the Amended and Restated Stock Plan. In connection with this grant, Mr. Callahan will receive a tax gross-up payment in cash to offset any taxes which are due with respect to the restricted stock award.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibit 99.1 — Amended and Restated Spheris Holding III, Inc. Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIS INC.
Date: June 27, 2007	By:	/s/ Gregory T. Stevens
Gregory T. Stevens
Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Spheris Holding III, Inc. Stock Incentive Plan

4